MERGER AGREEMENT AND PLAN OF REORGANIZATION

BETWEEN
THE LATIN AMERICA EQUITY FUND, INC.
AND
THE LATIN AMERICA INVESTMENT FUND, INC.
DATED AS OF JULY 31, 2000


TABLE OF CONTENTS
1.      DEFINITIONS     1
2.      BASIC TRANSACTION       1
2.1.    The Merger      1
2.2.    Actions at Closing      1
2.3.    Effect of Merger        2
2.4.    Name Change     2
3.      REPRESENTATIONS AND WARRANTIES OF THE LATIN AMERICA EQUITY
FUND, INC.   2
3.1.    Organization    2
3.2.    Registrations and Qualifications        2
3.3.    Regulatory Consents and Approvals       2
3.4.    Noncontravention        3
3.5.    Financial Statements    3
3.6.    Annual Report   3
3.7.    Qualification, Corporate Power, Authorization of Transaction
3
3.8.    Legal Compliance        3
3.9.    Material Contracts      4
3.10.   Undisclosed Liabilities 4
3.11.   Tax Filings     4
3.12.   Qualification under Subchapter M        4
3.13.   Form N-14 and Exemptive Application     4
3.14.   Capitalization. 5
3.15.   Books and Records       5
4.      REPRESENTATIONS AND WARRANTIES OF THE LATIN AMERICA
INVESTMENT FUND, INC.       5
4.1.    Organization    5
4.2.    Registrations and Qualifications        6
4.3.    Regulatory Consents and Approvals       6
4.4.    Noncontravention        6
4.5.    Financial Statements    6
4.6.    Annual Report   7
4.7.    Qualification, Corporate Power, Authorization of
Transaction    7
4.8.    Legal Compliance        7
4.9.    Material Contracts      7
4.10.   Undisclosed Liabilities 7
4.11.   Tax Filings     7
4.12.   Qualification under Subchapter M        8
4.13.   Form N-14 and Exemptive Application     8
4.14.   Capitalization. 8
4.15.   Issuance of Stock.      9
4.16.   Books and Records       9
5.      CONVERSION TO LATIN AMERICA INVESTMENT FUND, INC.
COMMON STOCK  9
5.1.    Conversion.     9
5.2.    Computation of Net Asset Value  9
5.3.    Issuance of Latin America Investment Fund, Inc. Common
Stock    10
5.4.    Surrender of Latin America Equity Fund, Inc. Stock
Certificates 10
6.      COVENANTS OF THE PARTIES        10
6.1.    Shareholders' Meetings. 10
6.2.    Operations in the Normal Course 10
6.3.    Articles of Merger      11
6.4.    Regulatory Filings.     11
6.5.    Preservation of Assets  11
6.6.    Tax Matters     11
6.7.    Shareholder List        12
6.8.    Delisting, Termination of Registration as an Investment
Company 12
7.      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE LATIN AMERICA
INVESTMENT, INC. FUND  12
7.1.    Approval of Merger      12
7.2.    Certificates and Statements by the Latin America Equity
Fund, Inc.      12
7.3.    Absence of Litigation   13
7.4.    Legal Opinions. 13
7.5.    Auditor's Consent and Certification     15
7.6.    Liabilities     15
7.7.    Effectiveness of N-14 Registration Statement    15
7.8.    Approval of Exemptive Application; Regulatory Filings.  15
7.9.    Administrative Rulings, Proceedings     16
7.10.   Satisfaction of the Latin America Investment Fund, Inc  16
7.11.   Dividends       16
7.12.   Custodian's Certificate 16
7.13.   Books and Records       16
8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE LATIN AMERICA EQUITY FUND, INC. 16
8.1.    Approval of Merger      16
8.2.    Certificates and Statements by the Latin America Investment Fund,
Inc.  17
8.3.    Absence of Litigation   17
8.4.    Legal Opinions. 17
8.5.    Auditor's Consent and Certification     19
8.6.    Effectiveness of N-14 Registration Statement    20
8.7.    Approval of Exemptive Application; Regulatory Filings.  20
8.8.    Satisfaction of the Latin America Equity Fund, Inc      20
8.9.    Dividends       20
9.      PAYMENT OF EXPENSES     21
9.1.    Allocation      21
10.     COOPERATION FOLLOWING EFFECTIVE DATE    21
11.     INDEMNIFICATION 21
11.1.   The Latin America Equity Fund, Inc      21
11.2.   The Latin America Investment Fund, Inc  21
12.     TERMINATION, POSTPONEMENT AND WAIVERS   22
12.1.   Termination.    22
12.2.   Waiver  22
12.3.   Expiration of Representations and Warranties.   22
13.     MISCELLANEOUS   23
13.1.   Transfer Restriction    23
13.2.   Material Provisions     23
13.3.   Notices 23
13.4.   Amendments      25
13.5.   Headings        25
13.6.   Counterparts    25
13.7.   Enforceability  25
13.8.   Successors and Assigns  25
13.9.   Governing Law   25


THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 31st day of July, 2000, between The Latin America Equity Fund, Inc. (the "Target Fund" or the "Latin America Equity Fund"), a Maryland corporation and a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and The Latin America Investment Fund, Inc. (the "Acquiring Fund" or the "Latin America Investment Fund"), a Maryland corporation and a registered investment company under the 1940 Act.
This agreement contemplates a tax-free merger transaction which qualifies for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").
NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the Parties hereto agree as follows:
1. DEFINITIONS
Certain capitalized terms used in this Agreement are specifically defined herein.
2. BASIC TRANSACTION
2.1. The Merger. On and subject to the terms and conditions of this Agreement, the Target Fund will merge with and into the Acquiring Fund (the "Merger") at the Effective Date (as defined in Section
2.3 below) in accordance with the Maryland General Corporation Law ("MGCL"). The Latin America Investment Fund shall be the surviving investment company. The Latin America Equity Fund shall cease to exist as a separate investment company.
Each share of the Latin America Equity Fund will be converted into an equivalent dollar amount (to the nearest one ten-thousandth of one cent) of full shares of Common Stock of the Latin America Investment Fund, with a par value of $0.001 per share, based on the net asset value per share of each of the Parties at 4:00 p.m. Eastern Time on the Business Day prior to the Effective Date (the "Valuation Time"). No fractional shares of the Latin America Investment Fund will be issued to Latin America Equity Fund shareholders. In lieu thereof, the Latin America Investment Fund will purchase all fractional shares of the Latin America Investment Fund at the current net asset value of shares of the Latin America Investment Fund for the account of all holders of fractional interests, and each such holder will receive such holder's pro rata share of the proceeds of such purchase. The Effective Date and the Business Day prior to it must each be a day on which the New York Stock Exchange (the "NYSE") is open for trading (a "Business Day"). From and after the Effective Date, the Acquiring Company shall possess all of the properties, assets, rights, privileges, powers and shall be subject to all of the restrictions, liabilities, obligations, disabilities and duties of the Latin America Equity Fund, all as provided under Maryland law.
2.2. Actions at Closing. At the closing of the transactions contemplated by this Agreement (the "Closing") on the date thereof (the "Closing Date"), (i) the Latin America Equity Fund will deliver to the Latin America Investment Fund the various certificates and documents referred to in Article 7 below, (ii) the Latin America Investment Fund will deliver to the Latin America Equity Fund the various certificates and documents referred to in Article 8 below, and (iii) the Latin America Equity Fund and the Latin America Investment Fund will file jointly with the State Department of Assessments and Taxation of Maryland (the "Department") articles of merger (the "Articles of Merger") and make all other filings or recordings required by Maryland law in connection with the Merger.

2.3. Effect of Merger. Subject to the requisite approvals of the shareholders of the Parties, and to the other terms and conditions described herein, the Merger shall become effective at such time as the Articles of Merger are accepted for record by the Department or at such later time as is specified in the Articles of Merger (the "Effective Date") and the separate corporate existence of the Latin America Equity Fund shall cease. As promptly as practicable after the Merger, the Latin America Equity Fund shall delist its shares from the NYSE and its registration under the 1940 Act shall be terminated. Any reporting responsibility of the Latin America Equity Fund is, and shall remain, the responsibility of the Latin America Equity Fund up to and including the Effective Date.

2.4. Name Change. Upon the Effective Date, the name of the Acquiring Fund shall be changed to "The Latin America Equity Fund, Inc."
3. REPRESENTATIONS AND WARRANTIES OF THE LATIN AMERICA EQUITY FUND,
INC.
The Latin America Equity Fund represents and warrants to the Latin America Investment Fund that the statements contained in this Article 3 are correct and complete in all material respects as of the execution of this Agreement on the date hereof. The Latin America Equity Fund represents and warrants to, and agrees with, the Latin America Investment Fund that:
3.1. Organization. The Latin America Equity Fund is a corporation duly organized, validly existing under the laws of the State of Maryland and is in good standing with the Department, and has the power to own all of its assets and to carry on its business as it is now being conducted and to carry out this Agreement.
3.2. Registrations and Qualifications.  The Latin America Equity
Fund is duly registered under the 1940 Act as a closed-end, non-diversified management investment company (File No. 811-06413), and such registration has not been revoked or rescinded and is in full force and effect. The Latin America Equity Fund has elected and qualified for the special tax treatment afforded regulated investment companies ("RICs") under Sections 851-855 of the Code at all times since its inception. The Latin America Equity Fund is qualified as a foreign corporation in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on the Latin America Equity Fund.

3.3. Regulatory Consents and Approvals. No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Latin America Equity Fund of the transactions contemplated herein, except (i) such as have been obtained or applied for under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act"), the 1940 Act and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") (ii) such as may be required by state securities laws and (iii) such as may be required under Maryland law for the acceptance for record of the Articles of Merger by the Department.
3.4. Noncontravention. The Latin America Equity Fund is not, and the execution, delivery and performance of this Agreement by the Latin America Equity Fund will not result, in violation of the laws of the State of Maryland or of the Articles of Incorporation or the By-laws of the Latin America Equity Fund, or of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Latin America Equity Fund is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Latin America Equity Fund will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Latin America Equity Fund is a party or by which it is bound.
3.5. Financial Statements. The Latin America Investment Fund has been furnished with a statement of assets, liabilities and capital and a schedule of investments of the Latin America Equity Fund, each as of December 31, 1999, said financial statements having been examined by PricewaterhouseCoopers LLP, independent public accountants. These financial statements are in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") and present fairly, in all material respects, the financial position of the Latin America Equity Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Latin America Equity Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.
3.6. Annual Report. The Latin America Investment Fund has been furnished with the Latin America Equity Fund's Annual Report to Shareholders for the year ended December 31, 1999.
3.7. Qualification, Corporate Power, Authorization of Transaction. The Latin America Equity Fund has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of its Board of Directors, and, subject to shareholder approval, this Agreement constitutes a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

3.8. Legal Compliance. No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending (in which service of process has been received) or to its knowledge threatened against the Latin America Equity Fund or any properties or assets held by it. The Latin
America Equity Fund knows of no facts which might form the basis for the institution of such proceedings which would materially and adversely affect its business and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.
3.9. Material Contracts. There are no material contracts outstanding to which the Latin America Equity Fund is a party that have not been disclosed in the N-14 Registration Statement
(as defined in Section 3.13 below) or will not be otherwise disclosed to the Latin America Investment Fund prior to the Effective Date.
3.10. Undisclosed Liabilities. Since December 31, 1999, there has not been any material adverse change in the Latin America
Equity Fund's financial condition, assets, liabilities or business and the Latin America Equity Fund has no known liabilities of a material amount, contingent or otherwise, required to be disclosed in a balance sheet in accordance with GAAP other than those shown on the Latin America Equity Fund's statements of assets, liabilities and capital referred to above, those incurred in the ordinary course of its business as an investment company since January 1, 2000, and those incurred in connection with the Merger. Prior to the Effective Date, the Latin America Equity Fund will advise the Latin America Investment Fund in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued. For purposes of this Section 3.10, a decline in net asset value per share of the Latin America Equity Fund due to declines in market values of securities in the Latin America Equity Fund's portfolio or the discharge of Latin America Equity Fund liabilities will not constitute a material adverse change.
3.11. Tax Filings. All federal and other tax returns and information reports of the Latin America Equity Fund required by law to have been filed shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and, to the best of the Latin America Equity Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns.
All tax liabilities of the Latin America Equity Fund have been adequately provided for on its books, and no tax deficiency or liability of the Latin America Equity Fund has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid, up to and including the taxable year in which the Effective Date occurs.
3.12. Qualification under Subchapter M. For each taxable year of its operation (including the taxable year ending on the Effective
Date), the Latin America Equity Fund has met the requirements of Subchapter M of the Code for qualification as a RIC and has elected to be treated as such, has been eligible to and has computed its federal income tax under Section 852 of the Code, and will have distributed substantially all of its investment company taxable income and net realized capital gain (as defined in the Code) that has accrued through the Effective Date.
3.13. Form N-14 and Exemptive Application. The exemptive application to be filed with the Securities and Exchange Commission (the "SEC") by the Parties regarding the Merger (the "Exemptive Application") and the registration statement to be filed by the Latin America Investment Fund on Form N-14 relating to the Latin America
Investment Fund Common Stock to be issued pursuant to this Agreement, and any supplement or amendment thereto or to the documents therein (as amended, the "N-14 Registration Statement"), on the effective date of the N-14 Registration Statement, at the time of the shareholders' meetings referred to in Article 6 of this Agreement and at the Effective Date, insofar as it relates to the Latin America Equity Fund (i) shall have complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 3.13 shall only apply to statements in, or omissions from, the N-14 Registration Statement made in reliance upon and in conformity with information furnished by the Latin America Investment Fund for use in the N-14 Registration Statement.
3.14. Capitalization.
(a) All issued and outstanding shares of the Latin America Equity Fund (i) have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws, (ii) are, and on the Effective Date will be, duly and validly issued and outstanding, fully paid and non-assessable, and (iii) will be held at the time of the Closing by the persons and in the amounts set forth in the records of the transfer agent as provided in Section 6.7. The Latin America Equity Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Latin America Equity Fund shares, nor is there outstanding any security convertible into, or exchangeable for, any of the Latin America Equity Fund shares.

(b) The Latin America Equity Fund is authorized to issue 100,000,000 shares of stock, par value $0.001 per share, all of which shares are classified as Common Stock and each outstanding share of which is fully paid, non-assessable and has full voting rights.
3.15. Books and Records. The books and records of the Latin America Equity Fund made available to the Latin America Investment Fund are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Latin America Equity Fund.
4. REPRESENTATIONS AND WARRANTIES OF THE LATIN AMERICA INVESTMENT
FUND, INC.
The Latin America Investment Fund represents and warrants to the Latin America Equity Fund that the statements contained in this
Article 4 are correct and complete in all material respects as of the execution of this Agreement on the date hereof. The Latin America Investment Fund represents and warrants to, and agrees with, the Latin America Equity Fund that:
4.1. Organization. The Latin America Investment Fund is a corporation duly organized, validly existing under the laws of the State of Maryland and is in good standing with the Department, and has the power to own all of its assets and to carry on its business as it is now being conducted and to carry out this Agreement.
4.2. Registrations and Qualifications. The Latin America Investment Fund is duly registered under the 1940 Act as a closed-end, non-diversified management investment company (File No. 811-06094) and such registration has not been revoked or rescinded and is in full force and effect. The Latin America Investment Fund has elected and qualified for the special tax treatment afforded RICs under Sections 851-855 of the Code at all times since its inception. The Latin America Investment Fund is qualified as a foreign corporation in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on the Latin America Investment Fund.
4.3. Regulatory Consents and Approvals. No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Latin America Investment Fund of the transactions contemplated herein, except (i) such as have been obtained or applied for under the 1933 Act, the 1934 Act, the 1940 Act and the HSR Act, (ii) such as may be required by state securities laws and (iii) such as may be required under Maryland law for the acceptance for record of the Articles of Merger by the Department.
4.4. Noncontravention. The Latin America Investment Fund is not, and the execution, delivery and performance of this Agreement by the Latin America Investment Fund will not result, in violation of the laws of the State of Maryland or of the Articles of Incorporation or the By-laws of the Latin America Investment Fund, or of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Latin America Investment Fund is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Latin America Investment Fund will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Latin America Investment
Fund is a party or by which it is bound.
4.5. Financial Statements. The Latin America Equity Fund has been furnished with a statement of assets, liabilities and capital and a schedule of investments of the Latin America Investment Fund, each as of December 31, 1999, said financial statements having been examined by PricewaterhouseCoopers LLP, independent public accountants. These financial statements are in accordance with GAAP and present fairly, in all material respects, the financial position of the Latin America Investment Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Latin America Investment Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.
The Latin America Equity Fund has been furnished with an unaudited statement of assets, liabilities and capital and a schedule of investments of the Latin America Investment Fund, each as of June 30, 2000. This financial statement and schedule of investments are in accordance with GAAP and present fairly, in all material respects the financial position of the Latin America Investment
Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Latin America Investment Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.
4.6. Annual Report. The Latin America Equity Fund has been furnished with the Latin America Investment Fund's Annual Report to Shareholders for the fiscal year ended December 31, 1999.
4.7. Qualification, Corporate Power, Authorization of Transaction. The Latin America Investment Fund has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of its Board of Directors, and, subject to shareholder approval, this Agreement constitutes a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.
4.8. Legal Compliance. No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Latin America Investment Fund or any properties or assets held by it. The Latin America Investment Fund knows of no facts which might form the basis for the institution of such proceedings which would materially and adversely affect its business and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.
4.9. Material Contracts. There are no material contracts outstanding to which the Latin America Investment Fund is a party that have not been disclosed in the N-14 Registration Statement or will not be otherwise disclosed to the Latin America Equity Fund prior to the Effective Date.
4.10. Undisclosed Liabilities. Since December 31, 1999, there has not been any material adverse change in the Latin America
Investment Fund's financial condition, assets, liabilities, or business and the Latin America Investment Fund has no known liabilities of a material amount, contingent or otherwise, required to be disclosed in a balance sheet with GAAP other than those shown on the Latin America Investment Fund's statements of assets, liabilities and capital referred to above, those incurred in the ordinary course of its business as an investment company since January 1, 2000, and those incurred in connection with the Merger. Prior to the Effective Date, the Latin America
Investment Fund will advise the Latin America Equity Fund in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued. For purposes of this Section 4.10, a decline in net asset value per share of the Latin America Investment Fund due to declines in market values of securities in the Latin America Investment
Fund's portfolio or the discharge of the Latin America Investment Fund liabilities will not constitute a material adverse change.
4.11. Tax Filings. All federal and other tax returns and information reports of the Latin America Investment Fund required by law to have been filed shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and, to the best of the Latin America Investment Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns. All tax liabilities of the Latin America Investment
Fund have been adequately provided for on its books, and no tax deficiency or liability of the Latin America Investment Fund has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid, up to and including the taxable year in which the Effective Date occurs.
4.12. Qualification under Subchapter M. For each taxable year of its operation, the Latin America Investment Fund has met the requirements of Subchapter M of the Code for qualification as a RIC and has elected to be treated as such, has been eligible to and has computed its federal income tax under Section 852 of the Code, and will have distributed substantially all of its investment company taxable income and net realized capital gain (as defined in the Code) that has accrued through the Effective Date.
4.13. Form N-14 and Exemptive Application. The Exemptive Application, and the N-14 Registration Statement, on the effective date of the N-14 Registration Statement, at the time of the shareholders' meetings referred to in Section 6 of this Agreement and at the Effective Date, insofar as it relates to the Latin
America Investment Fund (i) shall have complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4.13 shall not apply to statements in, or omissions from, the N-14 Registration Statement made in reliance upon and in conformity with information furnished by the Latin America Equity Fund for use in the N-14 Registration Statement.
4.14. Capitalization.
(a) All issued and outstanding shares of the Latin America
Investment Fund (i) have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws, (ii) are, and on the Effective Date will be, duly and validly issued and outstanding, fully paid and non-assessable, and (iii) will be held at the time of the Closing by the persons and in the amounts set forth in the records of the transfer agent. The Latin America Investment Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Latin America Investment Fund shares, nor is there outstanding any security convertible into, or exchangeable for, any of the Latin America Investment Fund shares.
(b) The Latin America Investment Fund is authorized to issue 100,000,000 shares of stock, par value $0.001 per share, all of which shares are classified as Common Stock and each outstanding share of which is fully paid, non-assessable and has full voting rights.
4.15. Issuance of Stock.
(a) The offer and sale of the shares to be issued pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.
(b) At or prior to the Effective Date, the Latin America Investment Fund will have obtained any and all regulatory, director and shareholder approvals necessary to issue the Latin America
Investment Fund Common Stock.
4.16. Books and Records. The books and records of the Latin America Investment Fund made available to the Latin America Equity Fund are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Latin America Investment Fund.
5. CONVERSION TO LATIN AMERICA INVESTMENT FUND, INC. COMMON STOCK

5.1. Conversion.
(a) Subject to the requisite approval of the shareholders of the Parties, and the other terms and conditions contained herein, at the Effective Date, each share of Common Stock of the Latin America Equity Fund will be converted into an equivalent dollar amount (to the nearest one ten-thousandth of one cent) of full shares of Latin America Investment Fund Common Stock, computed based on the net asset value per share of each of the Parties at the Valuation Time.
(b) No fractional shares of the Latin America Investment Fund will be issued to Latin America Equity Fund shareholders. In lieu thereof, the Latin America Investment Fund will purchase all fractional shares of the Latin America Investment Fund at the current net asset value of shares of the Latin America Investment Fund for the account of all holders of fractional interests, and each such holder will receive such holder's pro rata share of the proceeds of such purchase.
5.2. Computation of Net Asset Value. The net asset value per share of the Parties shall be determined as of the Valuation
Time, and no formula will be used to adjust the net asset value so determined of either of the Parties to take into account differences in realized and unrealized gains and losses. The value of the assets of the Latin America Equity Fund to be transferred to the Latin America Investment Fund shall be determined by the Latin America Investment Fund pursuant to the principles and procedures consistently utilized by the Latin America Investment Fund in valuing its own assets and determining its own liabilities for purposes of the Merger, which principles and procedures are substantially similar to those employed by the Latin America Equity Fund when valuing its own assets and determining its own liabilities. Such valuation and determination shall be made by the Latin America Investment
Fund in cooperation with the Latin America Equity Fund and shall be confirmed in writing by the Latin America Investment Fund to the Latin America Equity Fund. The net asset value per share of Latin America Investment Fund Common Stock shall be determined in accordance with such procedures, and the Latin America Investment Fund shall certify the computations involved.
5.3. Issuance of Latin America Investment Fund, Inc. Common Stock. The Latin America Investment Fund shall issue to the shareholders of the Latin America Equity Fund separate certificates or share deposit receipts for the Latin America Investment Fund Common Stock by delivering the certificates or share deposit receipts evidencing ownership of the Latin America Investment Fund Common Stock to
Fleet National Bank c/o EquiServe, L.P., as the transfer agent and registrar for the Latin America Investment Fund Common Stock.

5.4. Surrender of Latin America Equity Fund, Inc. Stock Certificates. With respect to any Latin America Equity Fund shareholder holding certificates representing shares of the Common Stock of the Latin America Equity Fund as of the Effective Date, and subject to the Latin America Investment Fund being informed thereof in writing by the Latin America Equity Fund, the Latin America Investment
Fund will not permit such shareholder to receive new certificates evidencing ownership of the Latin America Investment Fund Common
Stock until such shareholder has surrendered his or her outstanding certificates evidencing ownership of the Common
Stock of the Latin America Equity Fund or, in the event of lost certificates, posted adequate bond. The Latin America
Equity Fund will request its shareholders to surrender their outstanding certificates representing certificates of the Common Stock of the Latin America Equity Fund or post adequate bond therefor. Dividends payable to holders of record of shares of the Latin America Equity Fund as of any date after the Effective Date and prior to the exchange of certificates by any shareholder of the Latin America Equity Fund shall be paid to such shareholder, without interest; however, such dividends shall not be paid unless and until such shareholder surrenders his or her stock certificates of the Latin America Equity Fund for exchange.
6. COVENANTS OF THE PARTIES
6.1. Shareholders' Meetings.
(a) Each of the Parties shall hold a meeting of its respective shareholders for the purpose of considering the Merger as described herein, which meeting has been called by each Party for October 10, 2000, and any adjournments thereof.
(b) Each of the Parties agrees to mail to each of its respective shareholders of record entitled to vote at the meeting of shareholders at which action is to be considered regarding the Merger, in sufficient time to comply with requirements as to notice thereof, a combined Proxy Statement and Prospectus which complies in all material respects with the applicable provisions of Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.
6.2. Operations in the Normal Course. Each Party covenants to operate its business in the ordinary course between the date hereof and the Effective Date, it being understood that such ordinary course of business will include (i) the declaration and payment of customary dividends and other distributions and
(ii) in the case of the Latin America Equity Fund, preparing for its deregistration, except that the distribution of dividends pursuant to Sections 7.11 and 8.9 of this Agreement shall not be deemed to constitute a breach of the provisions of this Section 6.2.
6.3. Articles of Merger. The Parties agree that, as soon as practicable after satisfaction of all conditions to the Merger, they will jointly file executed Articles of Merger with the Department and make all other filings or recordings required by Maryland law in connection with the Merger.
6.4. Regulatory Filings.
(a) The Latin America Equity Fund undertakes that, if the Merger is consummated, it will file, or cause its agents to file, an application pursuant to Section 8(f) of the 1940 Act for an order declaring that the Latin America Equity Fund has ceased to a registered investment company.
(b) The Latin America Investment Fund will file the N-14
Registration Statement with the SEC and will use its best efforts to ensure that the N-14 Registration Statement becomes effective as promptly as practicable. The Latin America Equity Fund agrees to cooperate fully with the Latin America Investment Fund, and will furnish to the Latin America Investment Fund the information relating to itself to be set forth in the N-14 Registration Statement as required by the 1933 Act, the 1934 Act, the 1940 Act, and the rules and regulations thereunder and the state securities or blue sky laws.
(c) The Parties each agree to proceed as promptly as possible to cause to be made the necessary filings under the HSR Act (the
"HSR Filing") if applicable, with respect to the transactions contemplated by this Agreement and to ensure that the related waiting period expires or is otherwise terminated at the earliest possible time.
6.5. Preservation of Assets. The Latin America Investment Fund agrees that it has no plan or intention to sell or otherwise dispose of the assets of the Latin America Equity Fund to be acquired in the Merger, except for dispositions made in the ordinary course of business.
6.6. Tax Matters. Each of the Parties agrees that by the Effective Date all of its federal and other tax returns and reports required to be filed on or before such date shall have been filed and all taxes shown as due on said returns either have been paid or adequate liability reserves have been provided for the payment of such taxes. In connection with this covenant, the Parties agree to cooperate with each other in filing any tax return, amended return or claim for refund, determining a liability for taxes or a right to a refund of taxes or participating in or conducting any audit or other proceeding in respect of taxes. The Latin America Investment Fund agrees to retain for a period of ten (10) years following the Effective Date all returns, schedules and work papers and all material records or other documents relating to tax matters of the Latin America Equity Fund for its final taxable year and for all prior taxable periods. Any information obtained under this Section
6.6 shall be kept confidential except as otherwise may be necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding. After the Effective Date, the Latin America Investment Fund shall prepare, or cause its agents to prepare, any federal, state or local tax returns, including any Forms 1099, required to be filed and provided to required persons by the Latin America Equity Fund with respect to its final taxable years ending with the Effective Date and for any prior periods or taxable years for which the due date for such return has not passed as of the Effective Date and further shall cause such tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities and provided to required persons. Notwithstanding the aforementioned provisions of this Section 6.6, any expenses incurred by the Latin America Investment Fund (other than for payment of taxes) in excess of any accrual for such expenses by the Latin America Equity Fund in connection with the preparation and filing of said tax returns and Forms 1099 after the Effective
Date shall be borne by the Latin America Investment Fund.
6.7. Shareholder List.  Prior to the Effective Date, the Latin
America Equity Fund shall have made arrangements with its transfer agent to deliver to the Latin America Investment Fund, a list of the names and addresses of all of the shareholders of record of the Latin America Equity Fund on the Effective Date and the number of shares of Common Stock of the Latin America Equity Fund owned by each such shareholder, certified by the Latin America Equity
Fund's transfer agent or President to the best of their knowledge and belief.
6.8. Delisting, Termination of Registration as an Investment
Company. The Latin America Equity Fund agrees that the (i) delisting of the shares of the Latin America Equity Fund with the NYSE and (ii) termination of its registration as a RIC will be effected in accordance with applicable law as soon as practicable following the Effective Date.
7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE LATIN AMERICA
INVESTMENT, INC. FUND
The obligations of the Latin America Investment Fund hereunder shall be subject to the following conditions:
7.1. Approval of Merger. This Agreement shall have been approved by the affirmative vote of the holders of a majority of the shares of Common Stock of the Latin America Investment Fund issued and outstanding and entitled to vote thereon and the affirmative vote of the holders of a majority of the shares of Common Stock of the Latin America Equity Fund issued and outstanding and entitled to vote thereon; and the Latin America Equity Fund shall have delivered to the Latin America Investment Fund a copy of the resolutions approving this Agreement adopted by its Board of Directors and shareholders, certified by its secretary.
7.2. Certificates and Statements by the Latin America Equity Fund,
Inc.
(a) The Latin America Equity Fund shall have furnished a statement of assets, liabilities and capital, together with a schedule of investments with their respective dates of acquisition and tax costs, certified on its behalf by its President (or any Vice President) and its Treasurer, and a certificate executed by both such officers, dated the Effective Date, certifying that there has been no material adverse change in its financial position since
July 31, 2000, other than changes in its portfolio securities since that date or changes in the market value of its portfolio securities.
(b) The Latin America Equity Fund shall have furnished to the Latin America Investment Fund a certificate signed by its President
(or any Vice President), dated the Effective Date, certifying that as of the Effective Dates, all representations and warranties made in this Agreement are true and correct in all material respects as if made at and as of such date and each has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such dates.
(c) The Latin America Equity Fund shall have delivered to the Latin America Investment Fund a letter from PricewaterhouseCoopers LLP, dated the Effective Date, stating that such firm has performed a limited review of the federal, state and local income tax returns for the period ended December 31, 1999, and that based on such limited review, nothing came to their attention which caused them to believe that such returns did not properly reflect, in all material respects, the federal, state and local income taxes of the Latin America Equity Fund for the period covered thereby;
and that for the period from December 31, 1999 to and including the Effective Date and for any taxable year ending upon the Effective Date, such firm has performed a limited review to ascertain the amount of such applicable federal, state and local taxes, and has determined that either such amount has been paid or reserves have been established for payment of such taxes, this review to be based on unaudited financial data; and that based on such limited review, nothing has come to their attention which caused them to believe that the taxes paid or reserves set aside for payment of such taxes were not adequate in all material respects for the satisfaction of federal, state and local taxes for the period from December 31, 1999, to and including the Effective Date and for any taxable year ending upon the Effective Date or that the Latin America Equity Fund would not continue to qualify as a RIC for federal income tax purposes.
7.3. Absence of Litigation. There shall be no material litigation pending with respect to the matters contemplated by this Agreement.
7.4. Legal Opinions.
(a) The Latin America Investment Fund shall have received an opinion of Willkie Farr & Gallagher, as counsel to the Latin
America Equity Fund, in form and substance reasonably satisfactory to the Latin America Investment Fund and dated the Effective Date, to the effect that (i) the Latin America Equity Fund is a corporation duly organized, validly existing under the laws of the State of Maryland and in good standing with the Department; (ii) the Agreement has been duly authorized, executed and delivered by the Latin America Equity Fund, and, assuming that the N-14 Registration Statement complies with the 1933 Act, 1934 Act and the 1940 Act, constitutes a valid and legally binding obligation of the Latin America Equity Fund, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws pertaining to the enforcement of creditors' rights generally and by equitable principles; (iii) to the best of such counsel's knowledge, no consent, approval, authorization or order of any United States federal or Maryland state court or governmental authority is required for the consummation by the Latin America Equity Fund of the Merger, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, the HSR Act, the published rules and regulations of the SEC thereunder and under Maryland law and such as may be required by state securities or blue sky laws; (iv) such counsel does not know of any contracts or other documents with respect to the Latin America Equity Fund related to the Merger of a character required to be described in the N-14 Registration Statement which are not described therein or, if required to be filed, filed as required; (v) the execution and delivery of this Agreement does not, and the consummation of the Merger will not, violate any material provision of the Articles of Incorporation, as amended, the by-laws, as amended, or any agreement (known to such counsel) to which the Latin America Equity Fund is a party or by which the Latin America Equity Fund is bound, except insofar as the parties have agreed to amend such provision as a condition precedent to the Merger; (vi) to the best of such counsel's knowledge, no material suit, action or legal or administrative proceeding is pending or threatened against the Latin America Equity Fund; and (vii) all corporate actions required to be taken by the Latin America Equity Fund to authorize this Agreement and to effect the Merger have been duly authorized by all necessary corporate actions on behalf of the Latin America Equity Fund. Such opinion shall also state that (A) while such counsel cannot make any representation as to the accuracy or completeness of statements of fact in the N-14 Registration Statement or any amendment or supplement thereto with respect to the Latin America Equity Fund, nothing has come to their attention that would lead them to believe that, on the respective effective dates of the N-14 Registration Statement and any amendment or supplement thereto with respect to the Latin
America Equity Fund, (1) the N-14 Registration Statement or any amendment or supplement thereto contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading with respect to the Latin America Equity Fund, and
(2) the prospectus included in the N-14 Registration Statement contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading with respect to the Latin America Equity Fund; provided that such counsel need not express any opinion or belief as to the financial statements, other financial data, statistical data or information relating to the Latin America Equity Fund contained or incorporated by reference in the N-14 Registration Statement.
In giving the opinion set forth above, Willkie Farr & Gallagher may state that it is relying on certificates of officers of the Latin America Equity Fund with regard to matters of fact and certain certificates and written statements of governmental officials with respect to the good standing of the Latin America Equity Fund and on the opinion of Venable, Baetjer and Howard, LLP, as to matters of Maryland law.
(b) The Latin America Investment Fund shall have received an opinion from Willkie Farr & Gallagher, as counsel to the Latin America Equity Fund, dated the Effective Date, to the effect that for federal income tax purposes (i) the Merger as provided in this Agreement will constitute a reorganization within the meaning of Section
368(a)(1)(A) of the Code and that the Latin America Equity Fund and the Latin America Investment Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;
(ii) no gain or loss will be recognized by the Latin America Equity Fund as a result of the Merger or upon the conversion of Latin
America Equity Fund shares to Latin America Investment Fund Common;
(iii) no gain or loss will be recognized by the Latin America Investment Fund as a result of the Merger; (iv) no gain or loss will be recognized by the shareholders of the Latin America Equity Fund upon the conversion of their shares into Latin America
Investment Fund Common Stock except to the extent such shareholders are paid cash in lieu of fractional shares of Latin America
Investment Fund in the Merger; (v) the tax basis of the Latin
America Equity Fund assets in the hands of the Latin America Investment Fund will be the same as the tax basis of such assets in the hands of the Latin America Equity Fund immediately prior to the consummation of the Merger; (vi) immediately after the Merger, the tax basis of the Latin America Investment Fund Common Stock received by the shareholders of the Latin America Equity Fund in the Merger (including that of fractional share interests purchased by the Surviving Fund) will be equal, in the aggregate, to the tax basis of the shares of the Latin America Equity Fund converted pursuant to the Merger; (vii) a shareholder's holding period for the Latin America Investment Fund Common Stock (including that of fractional share interests purchased by the Surviving Fund) will be determined by including the period for which he or she held the Common Stock of the Latin America Equity Fund converted pursuant to the Merger, provided that such Latin America Equity Fund shares were held as a capital asset; (viii) the Latin America Investment Fund's holding period with respect to the Latin America Equity Fund assets transferred will include the period for which such assets were held by the Latin America Equity Fund; and (ix) the payment of cash to a Latin America Equity Fund shareholder in lieu of fractional shares of the Latin America Investment Fund will be treated as though the fractional shares were distributed as part of the Merger and then redeemed by the Latin America Investment Fund with the result that the Latin America Equity Fund shareholder will have a capital gain or loss to the extent the cash distribution differs from such shareholder's basis allocable to the fractional shares, provided that the converted Latin America Equity Fund shares were held as capital assets immediately prior to the conversion and that the shareholder's proportionate interest in the Latin America Investment Fund will be reduced as a result of such cash distribution.

7.5. Auditor's Consent and Certification. The Latin America Investment Fund shall have received from PricewaterhouseCoopers
LLP a letter dated as of the effective date of the N-14 Registration Statement and a similar letter dated within five days prior to the Effective Date, in form and substance satisfactory to the Latin America Investment Fund, to the effect that (i) they are independent public auditors with respect to the Latin America Investment Fund within the meaning of the 1933 Act and the applicable published rules and regulations thereunder; and (ii) in their opinion, the financial statements and supplementary information of the Latin America Investment Fund included or incorporated by reference in the N-14 Registration Statement and reported on by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder.
7.6. Liabilities. The assets or liabilities of the Latin America Equity Fund to be transferred to the Latin America Investment Fund shall not include any assets or liabilities which the Latin America Investment Fund, by reason of limitations in its investment objectives and policies as in effect upon consummation of theMerger or Articles of Incorporation, may not properly acquire or assume. The Latin America Investment Fund does not anticipate that there will be any such assets or liabilities but the Latin America Investment Fund will notify the Latin America Equity Fund if any do exist and will reimburse the Latin America Equity Fund for any reasonable transaction costs incurred by the Latin America Equity Fund for the liquidation of such assets and liabilities.
7.7. Effectiveness of N-14 Registration Statement. The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Latin America Investment Fund, contemplated by the SEC.
7.8. Approval of Exemptive Application; Regulatory Filings.
(a) The Exemptive Application shall have been approved and the Latin America Investment Fund shall have received from the SEC such orders or interpretations as Willkie Farr & Gallagher, as counsel to the Latin America Investment Fund, deems reasonably necessary or desirable under the 1933 Act and the 1940 Act in connection with the Merger, provided, that such counsel shall have requested such orders as promptly as practicable, and all such orders shall be in full force and effect.
(b) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.
7.9. Administrative Rulings, Proceedings. The SEC shall not have issued an unfavorable advisory report under Section 25(b) of the 1940 Act, nor instituted or threatened to institute any proceeding seeking to enjoin consummation of the Merger under Section 25(c) of the 1940 Act; no other legal, administrative or other proceeding shall be instituted or threatened which would materially affect the financial condition of the Latin America Equity Fund or would prohibit the Merger.
7.10. Satisfaction of the Latin America Investment Fund, Inc. All proceedings taken by the Latin America Equity Fund and its counsel in connection with the Merger and all documents incidental thereto shall be satisfactory in form and substance to the Latin America Investment Fund.
7.11. Dividends. Prior to the Effective Date, the Latin America Equity Fund shall have declared and paid a dividend or dividends which, together with all such previous dividends, shall have the effect of distributing to its shareholders substantially all of its net investment company taxable income that has accrued through the Effective Date, if any (computed without regard to any deduction of dividends paid) (unless such amounts are immaterial), and substantially all of its net capital gain, if any, realized through the Effective Date.
7.12. Custodian's Certificate. The Latin America Equity Fund's custodian shall have delivered to the Latin America Investment Fund a certificate identifying all of the assets of the Latin America Equity Fund held or maintained by such custodian as of the Valuation Time.
7.13. Books and Records. The Latin America Equity Fund's transfer agent shall have provided to the Latin America Investment Fund (i) the originals or true copies of all of the records of the Latin America Equity Fund in the possession of such transfer agent as of the Exchange Date, (ii) a certificate setting forth the number of shares of the Latin America Equity Fund outstanding as of the Valuation Time, and (iii) the name and address of each holder of record of any shares and the number of shares held of record by each such shareholder.
8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE LATIN AMERICA
EQUITY FUND, INC.
The obligations of the Latin America Equity Fund hereunder shall be subject to the following conditions:
8.1. Approval of Merger. This Agreement shall have been approved by the affirmative vote of the holders of a majority of the shares of Common Stock of the Latin America Equity Fund issued and outstanding and entitled to vote thereon and the affirmative vote of the holders of a majority of the shares of Common Stock of the Latin America Investment Fund issued and outstanding and entitled to vote thereon; and that the Latin America Investment Fund shall have delivered to the Latin America Equity Fund a copy of the resolutions approving this Agreement adopted by its Board of Directors and shareholders, certified by its secretary.
8.2. Certificates and Statements by the Latin America Investment Fund,
Inc.
(a) The Latin America Investment Fund shall have furnished a statement of assets, liabilities and capital, together with a schedule of investments with their respective dates of acquisition and tax costs, certified on its behalf by its President (or any Vice President) and its Treasurer, and a certificate executed by both such officers, dated the Effective Date, certifying that there has been no material adverse change in its financial position since July 31, 2000, other than changes in its portfolio securities since that date or changes in the market value of its portfolio securities.
(b) The Latin America Investment Fund shall have furnished to the Latin America Equity Fund a certificate signed by its President
(or any Vice President), dated the Effective Date, certifying that as of the Effective Date, all representations and warranties made in this Agreement are true and correct in all material respects as if made at and as of such date and each has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such dates.
(c) The Latin America Investment Fund shall have delivered to the Latin America Equity Fund a letter from PricewaterhouseCoopers LLP, dated the Effective Date, stating that such firm has performed a limited review of the federal, state and local income tax returns for the period ended December 31, 1999, and that based on such limited review, nothing came to their attention which caused them to believe that such returns did not properly reflect, in all material respects, the federal, state and local income taxes of the Latin America Investment Fund for the period covered thereby;
and that for the period from December 31, 1999 to and including the Effective Date, such firm has performed a limited review to ascertain the amount of such applicable federal, state and local taxes, and has determined that either such amount has been paid or reserves established for payment of such taxes, this review to be based on unaudited financial data; and that based on such limited review, nothing has come to their attention which caused them to believe that the taxes paid or reserves set aside for payment of such taxes were not adequate in all material respects for the satisfaction of federal, state and local taxes for the period from December 31, 1999, to and including the Effective Date or that the Latin America Investment Fund would not continue to qualify as a RIC for federal income tax purposes.
8.3. Absence of Litigation. There shall be no material litigation pending with respect to the matters contemplated by this Agreement.

8.4. Legal Opinions.
(a) The Latin America Equity Fund shall have received an opinion of Willkie Farr & Gallagher, as counsel to the Latin America Investment Fund, in form and substance reasonably satisfactory to the Latin America Equity Fund and dated the Effective Date, to the effect that (i) the Latin America Investment Fund is a corporation duly organized, validly existing under the laws of the State of Maryland and in good standing with the Department; (ii) the Agreement has been duly authorized, executed and delivered by the Latin America Investment Fund, and, assuming that the N-14 Registration Statement complies with the 1933 Act, 1934 Act and the 1940 Act, constitutes a valid and legally binding obligation of the Latin America Investment Fund, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws pertaining to the enforcement of creditors' rights generally and by equitable principles; (iii) to the best of such counsel's knowledge, no consent, approval, authorization or order of any United States federal or Maryland state court or governmental authority is required for the consummation by the Latin America Investment Fund of the Merger, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, the HSR
Act and the published rules and regulations of the SEC thereunder and under Maryland law and such as may be required under state securities or blue sky laws; (iv) the N-14 Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the N-14 Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and, with respect to the Latin America Investment Fund, the N-14 Registration Statement, and each amendment or supplement thereto, as of their respective effective dates, appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act, the 1934 Act and the 1940 Act and the published rules and regulations of the SEC thereunder; (v) such counsel does not know of any statutes, legal or governmental proceedings or contracts with respect to the Latin America Investment Fund or other documents related to the Merger of a character required to be described in the N-14 Registration Statement which are not described therein or, if required to be filed, filed as required; (vi) the execution and delivery of this Agreement does not, and the consummation of the Merger will not, violate any material provision of the Articles of Incorporation, as amended, the by-laws, as amended, or any agreement (known to such counsel) to which the Latin America Investment Fund is a party or by which the Latin America Investment Fund is bound, except insofar as the parties have agreed to amend such provision as a condition precedent to the Merger; (vii) to the best of such counsel's knowledge, no material suit, action or legal or administrative proceeding is pending or threatened against the Latin America Investment Fund;
and (viii) all corporate actions required to be taken by the Latin America Investment Fund to authorize this Agreement and to effect the Merger have been duly authorized by all necessary corporate actions on behalf of the Latin America Investment Fund. Such opinion shall also state that (A) while such counsel cannot make any representation as to the accuracy or completeness of statements of fact in the N-14 Registration Statement or any amendment or supplement thereto with respect to the Latin America Investment
Fund, nothing has come to their attention that would lead them to believe that, on the respective effective dates of the N-14 Registration Statement and any amendment or supplement thereto,
(1) the N-14 Registration Statement or any amendment or supplement thereto contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading with respect to the Latin America Investment Fund; and (2) the prospectus included in the N-14 Registration Statement contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading with respect to the Latin America Investment Fund; provided that such counsel need not express any opinion or belief as to the financial statements, other financial data, statistical data or information relating to the Latin America Investment Fund contained or incorporated by reference in the N-14 Registration Statement. In giving the opinion set forth above, Willkie Farr & Gallagher may state that it is relying on certificates of officers of the Latin America Investment Fund with regard to matters of fact and certain certificates and written statements of governmental officials with respect to the good standing of the Latin America Investment Fund and on the opinion of Venable, Baetjer and Howard, LLP as to matters of Maryland law.

(b) The Latin America Equity Fund shall have received an opinion from Willkie Farr & Gallagher and dated the Effective Date, to the effect that for federal income tax purposes (i) the Merger as provided in this Agreement will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code and that the Latin America Investment Fund and the Latin America Equity Fund will each be a "party to a reorganization" within the meaning of Section
368(b) of the Code; (ii) no gain or loss will be recognized by the Latin America Equity Fund as a result of the Merger or upon the conversion of Latin America Equity shares to Latin America Investment Fund Common Stock; (iii) no gain or loss will be recognized by the Latin America Equity Fund as a result of the Merger; (iv) no gain or loss will be recognized by the shareholders of the Latin America Equity Fund upon the conversion of their shares into Latin America Investment Fund Common Stock except to the extent such shareholders are paid cash in lieu of fractional shares of Latin America Investment Fund in the Merger; (v) the tax basis of the Latin America Equity Fund assets in the hands of the Latin
America Investment Fund will be the same as the tax basis of such assets in the hands of the Latin America Equity Fund immediately prior to the consummation of the Merger; (vi) immediately after the Merger, the tax basis of the Latin America Investment Fund Common Stock received by the shareholders of the Latin America Equity Fund in the Merger (including that of fractional share interests purchased by the Surviving Fund) will be equal, in the aggregate, to the tax basis of the shares of the Latin America Equity Fund converted pursuant to the Merger; (vii) a shareholder's holding period for the Latin America Investment Fund Common Stock (including that of fractional share interests purchased by the Surviving Fund) will be determined by including the period for which he or she held the Common Stock of the Latin America Equity Fund converted pursuant to the Merger, provided, that such Latin America Equity Fund shares were held as a capital asset; (viii) the Latin America Investment Fund's holding period with respect to the Latin America Equity Fund assets transferred will include the period for which such assets were held by the Latin America Equity Fund; and (ix) the payment of cash to a Latin America Equity Fund shareholder in lieu of fractional shares of the Latin America Investment Fund will be treated as though the fractional shares were distributed as part of the Merger and then redeemed by the Latin America Investment
Fund with the result that the Latin America Equity Fund shareholder will have a capital gain or loss to the extent the cash distribution differs from such shareholder's basis allocable to the fractional shares, provided that the converted Latin America Equity Fund shares were held as capital assets immediately prior to the conversion and that the shareholder's proportionate interest in the Latin America Investment Fund will be reduced as a result of such cash distribution.
8.5. Auditor's Consent and Certification. The Latin America Equity Fund shall have received from PricewaterhouseCoopers LLP a letter dated as of the effective date of the N-14 Registration Statement and a similar letter dated within five days prior to the Effective Date, in form and substance satisfactory to the Latin America Equity Fund, to the effect that (i) they are independent public auditors with respect to the Latin America Investment Fund within the meaning of the 1933 Act and the applicable published rules and regulations thereunder; and (ii) in their opinion, the financial statements and supplementary information of the Latin America Investment Fund incorporated by reference in the N-14 Registration Statement and reported on by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder.
8.6. Effectiveness of N-14 Registration Statement. The N-14 Registration Statement shall have become effective under the 1933
Act and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Latin America Equity Fund, contemplated by the SEC.
8.7. Approval of Exemptive Application; Regulatory Filings.
(a) The Exemptive Application shall have been approved and the Latin America Equity Fund shall have received from the SEC such orders or interpretations as Willkie Farr & Gallagher, as counsel to the Latin America Equity Fund, deems reasonably necessary or desirable under the 1933 Act and the 1940 Act in connection with the Merger, provided, that such counsel or counsel to the Latin America Investment Fund shall have requested such orders as promptly as practicable, and all such orders shall be in full force and effect. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.
(b) The SEC shall not have issued an unfavorable advisory report under Section 25(b) of the 1940 Act, nor instituted or threatened to institute any proceeding seeking to enjoin consummation of the Merger under Section 25(c) of the 1940 Act; no other legal, administrative or other proceeding shall be instituted or threatened which would materially affect the financial condition of the Latin America Equity Fund or would prohibit the Merger.
(c) The Latin America Investment Fund shall have received from any relevant state securities administrator such order or orders as are reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act, and any applicable state securities or blue sky laws in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.
8.8. Satisfaction of the Latin America Equity Fund, Inc. All proceedings taken by the Latin America Investment Fund and its counsel in connection with the Merger and all documents incidental thereto shall be satisfactory in form and substance to the Latin America Equity Fund.
8.9. Dividends. Prior to the Effective Date, the Latin America Investment Fund shall have declared and paid a dividend or dividends which, together with all such previous dividends, shall have the effect of distributing to its shareholders substantially all of its net investment company taxable income that has accrued through the Effective Date, if any (computed without regard to any deduction of dividends paid) (unless such amounts are immaterial) and substantially all of its net capital gain, if any, realized through the Effective Date.
9. PAYMENT OF EXPENSES
9.1. Allocation. All expenses incurred in connection with the Merger shall be allocated equally between the Latin America Investment Fund and the Latin America Equity Fund in the event the Merger is consummated. Such expenses shall include, but not be limited to, all costs related to the preparation and distribution of the N-14 Registration Statement, the Exemptive Application, the HSR Filing for the Parties, proxy solicitation expenses, legal and accounting fees, SEC registration fees, and NYSE listing fees. Neither of the Parties owes any broker's or finder's fees in connection with the transactions provided for herein.
10. COOPERATION FOLLOWING EFFECTIVE DATE
In case at any time after the Effective Date any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification as described below). The Latin America Equity Fund acknowledges and agrees that from and after the Effective Date, the Latin America Investment Fund shall be entitled to possession of all documents, books, records, agreements and financial data of any sort pertaining to the Latin America Equity Fund.
11. INDEMNIFICATION
11.1. The Latin America Equity Fund, Inc. The Latin America Investment Fund agrees to indemnify and hold harmless the Latin America Equity Fund and each of the Latin America Equity Fund's directors and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which jointly and severally, the Latin America Equity Fund or any of its directors or officers may become subject, insofar as any such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Latin America Investment Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement.
11.2. The Latin America Investment Fund, Inc. The Latin America Equity Fund agrees to indemnify and hold harmless the Latin America Investment Fund and each of the Latin America Investment Fund's directors and officers from and against any and all losses, claims, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which jointly and severally, the Latin America Investment Fund or any of its directors or officers may become subject, insofar as any such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Latin America Equity Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement.
12. TERMINATION, POSTPONEMENT AND WAIVERS
12.1. Termination.
(a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Merger abandoned at any time (whether before or after adoption by the shareholders of each of the Parties) prior to the Effective Date, or the Effective Date may be postponed, (i) by mutual agreement of the Parties' Board of Directors; (ii) by the Board of Directors of the Latin America Investment Fund if any of the obligations of the Latin America
Equity Fund set forth in this Agreement has not been fulfilled or waived by such Board or if the Latin America Equity Fund has made a material and intentional misrepresentation herein or in connection herewith; or (iii) by the Board of Directors of the Latin America Equity Fund if any of the obligations of the Latin America Investment Fund set forth in this Agreement has not been fulfilled or waived by such Board or if the Latin America Investment Fund has made a material and intentional misrepresentation herein or in connection herewith.

(b) If the transaction contemplated by this Agreement shall not have been consummated by December 31, 2000, this Agreement automatically shall terminate on that date, unless a later date is mutually agreed to by the Boards of Directors of the Parties.
(c) In the event of termination of this Agreement pursuant to the provisions hereof, the Agreement shall become void and have no further effect, and there shall not be any liability hereunder on the part of either of the Parties or their respective directors or officers, except for any such material breach or intentional misrepresentation, as to each of which all remedies at law or in equity of the party adversely affected shall survive.
12.2. Waiver. At any time prior to the Effective Date, any of the terms or conditions of this Agreement may be waived by the Board of Directors of either the Latin America Equity Fund or the Latin
America Investment Fund (whichever is entitled to the benefit thereof), if, in the judgment of such Board after consultation with its counsel, such action or waiver will not have a material adverse effect on the benefits intended in this Agreement to the shareholders of their respective fund, on behalf of which such action is taken.
12.3. Expiration of Representations and Warranties.
(a) The respective representations and warranties contained in Articles 3 and 4 of this Agreement shall expire with, and be terminated by, the consummation of the Merger, and neither of the Parties nor any of their officers, directors, agents or shareholders shall have any liability with respect to such representations or warranties after the Effective Date. This provision shall not protect any officer, director, agent or shareholder of the Parties against any liability to the entity for which that officer, director, agent or shareholder so acts or to its shareholders to which that officer, director, agent or shareholder would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.
(b) If any order or orders of the SEC with respect to this Agreement shall be issued prior to the Effective Date and shall impose any terms or conditions which are determined by action of the Boards of Directors of the Parties to be acceptable, such terms and conditions shall be binding as if a part of this Agreement without further vote or approval of the shareholders of the Parties, unless such terms and conditions shall result in a change in the method of computing the number of shares of Latin America Investment Fund Common Stock to be issued pursuant to this Agreement, in which event, unless such terms and conditions shall have been included in the proxy solicitation materials furnished to the shareholders of the Parties prior to the meetings at which the Merger shall have been approved, this Agreement shall not be consummated and shall terminate unless the Parties call special meetings of shareholders at which such conditions so imposed shall be submitted for approval.
13. MISCELLANEOUS
13.1. Transfer Restriction. Pursuant to Rule 145 under the 1933 Act, and in connection with the issuance of any shares to any person who at the time of the Merger is, to its knowledge, an affiliate of a party to the Merger pursuant to Rule 145(c), the Latin America Investment Fund will cause to be affixed upon the certificate(s) issued to such person (if any) a legend as follows:
THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO THE LATIN AMERICA INVESTMENT FUND, INC. (OR ITS STATUTORY SUCCESSOR) UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO
IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 OR (II) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE FUND, SUCH REGISTRATION IS NOT REQUIRED.
and, further, that stop transfer instructions will be issued to the Latin America Investment Fund's transfer agent with respect to such shares. The Latin America Equity Fund will provide the Latin America Investment Fund on the Effective Date with the name of any Latin America Equity Fund Shareholder who is to the knowledge of the Latin America Equity Fund an affiliate of it on such date.
13.2. Material Provisions. All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.
13.3. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:
If to the Latin America Investment Fund:
Hal Liebes, Esq.
Senior Vice President
The Latin America Investment Fund, Inc.
466 Lexington Avenue
New York, New York 10017
With copies to:
Daniel Schloendorn, Esq.
Willkie Farr & Gallagher
787 Seventh Avenue
New York, New York 10019
Marco E. Adelfio, Esq.
Morrison & Foerster
2000 Pennsylvania Avenue, N.W.
Suite 5500
Washington, D.C.  20006
If to the Latin America Equity Fund:
Hal Liebes, Esq.
Senior Vice President
The Latin America Equity Fund, Inc.
466 Lexington Avenue
New York, New York 10017
With copies to:
Daniel Schloendorn, Esq.
Willkie Farr & Gallagher
787 Seventh Avenue
New York, New York 10019
Marco E. Adelfio, Esq.
Morrison & Foerster
2000 Pennsylvania Avenue, N.W.
Suite 5500
Washington, D.C.  20006
Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.
13.4. Amendments. This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Latin America Investment Fund and the Latin America Equity Fund; provided, however, that following the meeting of the Latin America Investment Fund and Latin America Equity Fund shareholders to approve the Merger, no such amendment may have the effect of changing the provisions for determining the number of the Latin America Investment Fund shares to be issued to the Latin America Equity Fund shareholders under this Agreement to the detriment of such shareholders without their further approval.
13.5. Headings. The Article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
13.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
13.7. Enforceability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
13.8. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and the shareholders of the Parties and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
13.9. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Maryland, without regard to its principles of conflicts of law.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its President or Vice President and attested by its Secretary or Assistant Secretary.
THE LATIN AMERICA INVESTMENT FUND, INC.

By:_____________________________________________
Name:
Attest:
Title:

THE LATIN AMERICA EQUITY FUND, INC.

By:______________________________________________
Name:
Attest:
Title:





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